EXHIBIT 10.1

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (together with all exhibits, schedules and attachments hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of January 29, 2016, is entered into by and among (a) RCS Capital Corporation (“RCS”), each of the subsidiary guarantors and affiliates identified on the signature pages hereto (the “Subsidiary Guarantors” and together with RCS, the “Company”); (b) the First Lien Agent and Second Lien Agent (each as defined below), (c) each of the lender parties identified on the signature pages hereto and (d) Luxor (as defined below) (such Persons (as defined below) described in clauses (c) and (d), together with each of their respective successors and permitted assigns under this Agreement, each, a “Supporting Party” and, collectively, the “Supporting Parties”). The Company and the Supporting Parties are referred to herein as the “Parties” and each individually as a “Party”. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Plan Term Sheet (as defined below).

PRELIMINARY STATEMENTS

WHEREAS, as of the date hereof, the Supporting Parties collectively hold over 92% of the outstanding obligations under the First Lien Credit Agreement, dated as of April 29, 2014 (as amended by Amendment No. 1 dated as of June 30, 2015, and as amended by Amendment No. 2 dated as of November 8, 2015, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), by and among RCS, RCAP Holdings, LLC (“RCAP Holdings”), RCS Capital Management, LLC (“RCS Management”), the Subsidiary Guarantors, the lenders party thereto and Barclays Bank PLC, as Administrative Agent and Collateral Agent;

WHEREAS, as of the date hereof, the Supporting Parties collectively hold over 87% of the outstanding obligations under the Second Lien Credit Agreement dated as of April 29, 2014 (as amended by Amendment No. 1 dated as of June 30, 2015, as further amended by Amendment No. 2 dated as of November 8, 2015, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”) by and among RCS, RCAP Holdings, RCS Management, the Subsidiary Guarantors, the lenders party thereto and Wilmington Trust, National Association (“Wilmington Trust”), as successor Administrative Agent and Collateral Agent;

WHEREAS, Luxor Capital Group L.P. or its Affiliates (“Luxor”) are the holders of (a) the convertible notes of RCS issued on April 29, 2014, in an aggregate principal amount of $120,000,000 pursuant to that certain securities purchase agreement, dated as April 29, 2014 between the Company and Luxor, (b) the Senior Unsecured Promissory Notes issued by RCS to Luxor Capital Partners, L.P., Luxor Wavefront, L.P., Luxor Capital Partners Offshore Master Fund, L.P. and Thebes Offshore Master Fund, LP, each dated November 9, 2015 for the aggregate principal amount of $15 million and (c) preferred stock of RCS issued on April 29, 2014 in an aggregate principal amount of $270,000,000 pursuant to that certain securities purchase agreement, dated as April 29, 2014, between the Company and Luxor and (d) shares of common stock of RCS;

WHEREAS, the Company and the Supporting Parties have agreed to implement a restructuring transaction for the Company in accordance with, and subject to the terms and conditions set forth in, this Agreement, the Plan Term Sheet, the DIP Facility Term Sheet, the New Second Lien Facility Term Sheet, the Exit Facility Term Sheet and the Non-RCS Debtors Plan Term Sheet (each such document as defined below and including any schedules, annexes and exhibits attached thereto, each as may be supplemented, amended or modified in accordance with the terms hereof and, collectively, the “Operative Documents” and, such restructuring transaction, the “Restructuring Transaction”);

WHEREAS, the Operative Documents are the product of arm’s-length, good faith negotiations among the Company and the Supporting Parties and set forth the material terms and conditions of the Restructuring Transaction, as supplemented by the terms and conditions of this Agreement;

WHEREAS, RCS and certain of the Subsidiary Guarantors plan to commence voluntary reorganization cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (as amended, the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);1

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Company and the Supporting Parties have agreed to implement the Restructuring Transaction through (a) a joint chapter 11 pre-arranged plan of reorganization for the RCS Debtors (as such term is defined below), consistent with the terms set forth on the Plan Term Sheet and (b) a joint pre-packaged plan of reorganization with respect to the Non-RCS Debtors (as such term is defined below), consistent with the terms set forth on the Non-RCS Debtor Plan Term Sheet, with any modification, supplement or amendment to the Plan Term Sheet or the Non-RCS Debtors Plan Term Sheet in form and substance acceptable to the Company, the Requisite Supporting Parties and Luxor (only as specifically set forth in Section 10 herein); and

WHEREAS, the Parties desire to express to one another their mutual support and commitment in respect of the matters discussed herein.

[1]	The following registered investment advisors will not commence Chapter 11 Cases: Cetera Investment Advisors LLC, First Allied Advisory Services, Inc., Legend Advisory Services Corporation, Summit Financial Group, Inc. and Tower Square Investment Management LLC.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Operative Documents. The Operative Documents and any exhibits thereto are expressly incorporated herein by reference and made part of this Agreement as if fully set forth herein. The Operative Documents set forth the material terms and conditions of each Plan and the Restructuring Transaction; provided, however, that the Operative Documents are supplemented by the terms and conditions of this Agreement.

Section 2. Certain Definitions; Rules of Construction. As used in this Agreement, the following terms have the following meanings:

(a) “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person.

(b) “Alternative Transaction” means any dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, joint venture, partnership, sale of assets, financing (debt or equity) or restructuring of or by the Company or any of its Affiliates or subsidiaries or of any such entities’ respective assets, other than the Restructuring Transaction.

(c) “ARC Note Claims” means all obligations arising under the Unsecured Promissory Note, dated December 4, 2014, issued by RCS to ARC Properties Operating Partnership, L.P.

(d) “Business Day” means a day other than a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed.

(e) “Claims and Interests” means, as applicable, First Lien Credit Agreement Claims, Second Lien Credit Agreement Claims, Luxor Claims, ARC Note Claims, RCAP Note Claims, Other Claims and Equity Interests.

(f) “Confirmation Order” means an order or orders of the Bankruptcy Court confirming each Plan pursuant to section 1129 of the Bankruptcy Code, in form and substance reasonably acceptable to (i) the Company, (ii) the Requisite Supporting Parties, (iii) to the extent relating to the First Lien Lenders and the First Lien Agent, the First Lien Agent, (iv) the Required DIP Lenders, (v) to the extent relating to the Second Lien Lenders and the Second Lien Agent, the Second Lien Agent and (vi) Luxor (only as specifically set forth in Section 10 herein).

(g) “Convertible Notes” means those notes issued pursuant to the Indenture dated April 29, 2014, between RCS and Wilmington Trust, as Trustee.

(h) “Convertible Notes Claims” means all obligations arising under or related to the Convertible Notes.

(i) “Convertible Notes Trustee” means Wilmington Trust, in its capacity as indenture trustee under the Convertible Notes.

(j) “DIP Agent” means Barclays Bank PLC as Administrative Agent and Collateral Agent under the DIP Facility.

(k) “DIP Budget” means the “Budget” as defined in the DIP Facility Term Sheet.

(l) “DIP Claims” means all claims arising under or relating to the DIP Credit Agreement and all agreements and instruments relating to the foregoing.

(m) “DIP Credit Agreement” means the $100 million super-priority debtor-in-possession credit agreement entered into by and among the Company, the lenders from time to time party thereto and Barclays Bank PLC, as Administrative Agent and Collateral Agent, containing the terms set forth on the DIP Facility Term Sheet.

(n) “DIP Facility” means term loan credit facility evidenced by the DIP Credit Agreement.

(o) “DIP Facility Term Sheet” means the term sheet setting forth the material terms for the debtor-in-possession financing facility attached hereto as Exhibit A and any modification, supplement or amendment thereto, which modification, supplement or amendment shall be in form and substance acceptable to (i) the Company, (ii) the Requisite Supporting Parties, (iii) to the extent relating to the First Lien Lenders and First Lien Agent, the First Lien Agent, (iv) to the extent related to the Second Lien Lenders and the Second Lien Agent, the Second Lien Agent and (v) Luxor (only as specifically set forth in Section 10 herein).

(p) “DIP Lenders” means the lenders under the DIP Credit Agreement.

(q) “DIP Order” means, as applicable, (i) the Interim DIP Order or (ii) the Final DIP Order.

(r) “Disclosure Statement” means the disclosure statement for each Plan, in form and substance reasonably acceptable to the Company, the Requisite Supporting Parties and Luxor (only as specifically set forth in Section 10 herein), that is prepared and distributed in accordance with, among other things, sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Rule 3018 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and other applicable law, and all exhibits, schedules, supplements, modifications and amendments thereto.

(s) “Disclosure Statement Order” means an order of the Bankruptcy Court, in form and substance reasonably acceptable to the Company, the Requisite Supporting Parties, Required DIP Lenders and Luxor (only as specifically set forth in Section 10 herein), approving the Disclosure Statement and the Solicitation (as defined below) for the RCS Debtors’ Plan.

(t) “Effective Date” means the date upon which all conditions precedent to the effectiveness of each Plan have either been satisfied or expressly waived in accordance with the terms thereof, and on which the transactions to occur on the Effective Date pursuant to each Plan occur or are consummated.

(u) “Equity Interests” means any capital stock, preferred stock, limited liability company interests, partnership interests or other equity, ownership or profits interests in RCS or in any of its subsidiaries, and any options, warrants, conversion privileges or rights of any kind to acquire any capital stock, limited liability company interests, partnership interests or other equity, ownership or profits interests in RCS or any of its undersigned subsidiaries; provided, however, that Equity Interests shall not include any capital stock, limited liability company interests, partnership interests or other equity, ownership or profits interests or any options, warrants, conversion privileges or rights of any kind to acquire any capital stock, limited liability company interests, partnership interests or other equity, ownership or profits interests in any broker-dealer subsidiary of RCS.

(v) “Exit Facility” means the exit financing facility consistent with the terms set forth on the Exit Facility Term Sheet.

(w) “Exit Facility Term Sheet” means the term sheet setting forth the material terms for the exit financing facility attached hereto as Exhibit B and any modification, supplement or amendment thereto, which shall be in form and substance acceptable to the Company and the Requisite Supporting Parties.

(x) “Final DIP Order” means the Final Order of the Bankruptcy Court authorizing the Company to enter into the DIP Credit Agreement, in form and substance acceptable to (i) the DIP Agent and the Required DIP Lenders in their sole discretion, (ii) to the extent relating to the First Lien Lenders and the First Lien Agent, the First Lien Agent, (iii) to the extent relating to the Second Lien Lenders and the Second Lien Agent, the Second Lien Agent (iv) Luxor (only as specifically set forth in Section 10 herein).

(y) “Final Order” means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Bankruptcy Court (or such other court) on the docket in the Chapter 11 Cases (or the docket of such other court) that is not subject to a stay and has not been modified, amended, reversed or vacated without the consent of the Company and the Requisite Supporting Parties.

(z) “FINRA” means the Financial Industry Regulatory Authority.

(aa) “FINRA Rules” bylaws and rules adopted by FINRA, or its predecessor, the National Association of Securities Dealers, as may be in effect at the relevant time.

(bb) “First Lien Agent” means the First Lien Administrative Agent and First Lien Collateral Agent.

(cc) “First Lien Administrative Agent” means Barclays Bank PLC, in its capacity as administrative agent under the First Lien Credit Agreement and the other First Lien Loan Documents.

(dd) “First Lien Collateral Agent” means Barclays Bank PLC, in its capacity as collateral agent under the First Lien Credit Agreement and the other First Lien Loan Documents.

(ee) “First Lien Credit Agreement Claims” means all claims arising under or relating to the First Lien Credit Agreement and all agreements and instruments relating to the foregoing, including any other First Lien Loan Documents.

(ff) “First Lien Lenders” means the lenders under the First Lien Credit Agreement.

(gg) “First Lien Loan Documents” means the “Loan Documents” as such term is defined in the First Lien Credit Agreement.

(hh) “First Lien Required Lenders” means the “Required Lenders” as defined in the First Lien Credit Agreement.

(ii) “Intercreditor Agreement” means the intercreditor agreement dated as of April 29, 2014, among the First Lien Collateral Agent, the Second Lien Collateral Agent and RCS, RCAP Holdings, RCS Management and the Subsidiary Guarantors.

(jj) “Interim DIP Order” means an interim order of the Bankruptcy Court authorizing the Company to enter into the DIP Credit Agreement on an interim basis, in form and substance acceptable to (i) the DIP Agent and the Required DIP Lenders in their sole discretion, (ii) to the extent relating to the First Lien Lenders and the First Lien Agent, the First Lien Agent, (iii) to the extent relating to the Second Lien Lenders and the Second Lien Agent, the Second Lien Agent and (iv) Luxor (only as specifically set forth in Section 10 herein).

(kk) “Luxor Claims” means the (i) Convertible Notes Claims, (ii) the Luxor Senior Unsecured Notes Claims and (iii) any other claims or interests held by Luxor against the Company, the RCS Debtors or the Non-RCS Debtors, including preferred and common stock of RCS.

(ll) “Luxor Notes” means the Convertible Notes and Luxor Senior Unsecured Notes.

(mm) “Luxor Senior Unsecured Notes Claims” means all obligations arising under or related to the Senior Unsecured Promissory Notes issued by RCS to Luxor , Luxor Wavefront, L.P., Luxor Capital Partners Offshore Master Fund, L.P. and Thebes Offshore Master Fund, LP, each dated November 9, 2015 for the aggregate principal amount of $15 million.

(nn) “Majority RSA Lenders” means (i) the First Lien Lenders holding more than 50% of the aggregate amount of the First Lien Credit Agreement Claims held by First Lien Lenders that are Parties to this Agreement and (ii) the Second Lien Lenders holding more than 50% of the aggregate amount of the Second Lien Credit Agreement Claims held by Second Lien Lenders that are Parties to this Agreement.

(oo) “New Second Lien Facility” means the new second lien secured term loan facility having the terms set forth on the New Second Lien Facility Term Sheet.

(pp) “New Second Lien Facility Term Sheet” means the term sheet setting forth the material terms for the new second lien facility attached hereto as Exhibit C and any modification, supplement or amendment thereto, which shall be in form and substance acceptable to the Company and the Requisite Supporting Parties.

(qq) “Non-RCS Debtors” means those Subsidiary Guarantors set forth on Schedule 1 hereto.

(rr) “Non-RCS Debtors Plan Term Sheet” means the term sheet attached as hereto as Exhibit D setting forth the material terms for the joint prepackaged Plan to be confirmed in the Chapter 11 Cases of the Non-RCS Debtors, together with all exhibits schedules and attachments thereto, as amended, supplemented or otherwise modified from time to time.

(ss) “Other Claims” means any “claims” (as such term is defined in section 101(5) of the Bankruptcy Code) against the Company and/or any of its undersigned subsidiaries other than First Lien Credit Agreement Claims, Second Lien Credit Agreement Claims, Luxor Claims, ARC Note Claims and RCAP Note Claims.

(tt) “Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group, a governmental or regulatory authority, or any legal entity or association.

(uu) “Plan” means, as the context requires, (i) the chapter 11 plan of reorganization for the RCS Debtors consistent with the terms set forth on the Plan Term Sheet, which shall be filed with the Bankruptcy Court on the Commencement Date in form and substance reasonably acceptable to (A) the Company, (B) the Requisite Supporting Parties, (C) the Required DIP Lenders, (D) to the extent relating to the First Lien Lenders and the First Lien Agent, the First Lien Agent (E) to the extent relating to the Second Lien Lenders and the Second Lien Agent, the Second Lien Agent and (F) Luxor (only as specifically set forth in Section 10 herein); and (ii) the chapter 11 plan of reorganization for the Non-RCS Debtors consistent with the terms set forth on the Non-RCS Debtors Plan Term Sheet in form and substance reasonably acceptable to (U) the Company, (V) the Requisite Supporting Parties, (W) the Required DIP Lenders, (X) Luxor (only as specifically set forth in Section 10 herein), (Y) to the extent relating to the First Lien Lenders and the First Lien Agent, the First Lien Agent and (Z) to the extent relating to the Second Lien Lenders and the Second Lien Agent, the Second Lien Agent.

(vv) “Plan Term Sheet” means the term sheet attached hereto as Exhibit E setting forth the material terms for the joint Plan to be confirmed in the Chapter 11 Cases of the RCS Debtors, together with all exhibits, schedules and attachments thereto, as amended, supplemented or otherwise modified from time to time.

(ww) “RCAP Note Claims” means all obligations arising under or related to the Senior Unsecured Promissory Note, dated November 9, 2015, by RCS to RCAP Holdings.

(xx) “RCS Debtors” means RCS and the Subsidiary Guarantors set forth on Schedule 2 hereto.

(yy) “Required DIP Lenders” means the DIP Lenders holding more than 50% of the sum of the aggregate DIP Facility loans and unused commitments.

(zz) “Requisite Supporting Parties” means, as of any date of determination, the Supporting Parties who own or control as of such date at least two-thirds of the aggregate outstanding principal amount of loans under each of (i) the First Lien Credit Agreement and (ii) the Second Lien Credit Agreement.

(aaa) “Restructuring Documents” means all agreements, instruments or orders (including all exhibits, schedules, supplements, appendices, annexes and attachments thereto) that are utilized to implement or effectuate, or that otherwise relate to, this Agreement, the Operative Documents, each Plan and/or the Restructuring Transaction, each in form and substance acceptable or reasonably acceptable (as applicable) to the Company, the Requisite Supporting Parties and Luxor (only as specifically set forth in Section 10 herein or in the Operative Documents), including (i) the Disclosure Statement and any motion seeking the approval thereof, (ii) the Disclosure Statement Order, (iii) the Confirmation Order, (iv) the ballots, (v) the motion to approve the form of the ballots and any Solicitation, (vi) any documentation relating to the DIP Facility, the Exit Facility, the New Second Lien Facility and (vii) any documentation relating to exit financing, post-emergence organizational documents, equity holder-related agreements or other related documents to be executed on or before the Effective Date.

(bbb) “Restructuring Support Period” means, with reference to any Party, the period commencing on the Restructuring Support Effective Date and ending on the earlier of (i) the Effective Date and (ii) the date on which this Agreement is terminated with respect to such Party in accordance with Section 6 hereof.

(ccc) “RSA Assumption Order” means an order of the Bankruptcy Court in form and substance reasonably satisfactory to the Company, the Supporting Parties, the First Lien Agent and the Second Lien Agent, authorizing the RCS Debtors to assume this Agreement;

(ddd) “SEC” means the Securities and Exchange Commission.

(eee) “Second Lien Administrative Agent” means Wilmington Trust, in its capacity as administrative agent under the Second Lien Credit Agreement and related loan documents.

(fff) “Second Lien Agent” means the Second Lien Administrative Agent and the Second Lien Collateral Agent.

(ggg) “Second Lien Collateral Agent” means Wilmington Trust, in its capacity as collateral agent under the Second Lien Credit Agreement and related loan documents.

(hhh) “Second Lien Credit Agreement Claims” means all claims arising under or relating to the Second Lien Credit Agreement and all agreements and instruments relating to the foregoing, including any Second Lien Loan Document.

(iii) “Second Lien Lenders” means the lenders under the Second Lien Credit Agreement.

(jjj) “Second Lien Loan Documents” means each “Loan Document” as such term is defined in the Second Lien Credit Agreement.

(kkk) “Second Lien Required Lenders” means the “Required Lenders” as defined in the Second Lien Credit Agreement.

(lll) “Solicitation” means the solicitation of votes to accept or reject the Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code.

(mmm) “Supporting Parties’ Advisors” means (i) Jones Day and local Delaware counsel as legal advisors to the First Lien Lenders party hereto, (ii) Houlihan Lokey Inc. as financial advisor to the First Lien Lenders party hereto, (iii) Davis Polk & Wardwell LLP and local Delaware counsel as legal advisors to the Second Lien Lenders party hereto, (iv) GLC Advisors & Co., LLC as financial advisors to the Second Lien Lenders party hereto, (v) Shearman & Sterling LLP and local Delaware counsel as legal advisors to the First Lien Agent, (vi) Covington & Burling LLP and local Delaware counsel as legal advisors to the Second Lien Agent, (vii) Kramer Levin Naftalis & Frankel LLP and local Delaware counsel as legal advisors to Luxor and (viii) Centerview Partners, as financial advisors to Luxor.

(nnn) “Transaction Expenses” means all reasonable, documented and invoiced fees and out-of-pocket expenses incurred by the First Lien Lenders, Second Lien Lenders and Luxor (subject to the terms set forth on the Plan Term Sheet), including reasonable, documented and invoiced fees and out-of-pocket expenses of outside counsel to the Company’s officers and directors and the Supporting Parties’ Advisors, in connection with the negotiation, formulation, preparation, execution, delivery, implementation, consummation and enforcement of this Agreement, the Operative Documents, the Restructuring Documents, and the transactions contemplated thereby; provided, however, that the fees of Centerview Partners shall be paid in accordance with the terms set forth on the Plan Term Sheet; and provided further, that the fees of outside counsel to the Company’s officers and directors shall be paid solely to the extent set forth in the DIP Budget, and any amounts over the amount set forth in the DIP Budget for such fees shall be paid solely with the consent of the Requisite Supporting Parties.

Unless otherwise specified, references in this Agreement to any Section or clause refer to such Section or clause as contained in this Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import in this Agreement refer to this Agreement as a whole, and not to any particular Section or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall each be deemed to be followed by the words “without limitation”.

Section 3. Bankruptcy Process; Plan of Reorganization

(a) Commencement of the RCS Debtors’ Chapter 11 Cases. The Company hereby agrees that, as soon as reasonably practicable, but in no event later than January 31, 2016, the RCS Debtors shall file with the Bankruptcy Court voluntary petitions for relief under chapter 11 of the Bankruptcy Code and any and all other documents necessary to commence the Chapter 11 Case of each RCS Debtor (the date on which such filing occurs, the “Commencement Date”).

(b) Filing of Plan for the RCS Debtors: On the Commencement Date, the Company shall file the Plan for the RCS Debtors with the Bankruptcy Court. Any modifications, supplements or amendments of the Plan for the RCS Debtors or a related Disclosure Statement shall be in form and substance reasonably acceptable to (i) the Company, (ii) the Requisite Supporting Parties, (iii) Luxor (only as specifically set forth in Section 10 herein), (iv) to the extent relating to the First Lien Lenders and the First Lien Agent, the First Lien Agent and (v) to the extent relating to the Second Lien Lenders and the Second Lien Agent, the Second Lien Agent.

(c) Filing of Notice of Hearing to Approve the Disclosure Statement for the RCS Debtors: Within five (5) days of the Commencement Date, the Company shall file, and serve a notice of hearing on approval of, the Disclosure Statement with respect to the Plan for the RCS Debtors, which shall be in form and substance reasonably acceptable to the Company and the Requisite Supporting Parties.

(d) Approval of the DIP Facility: On the Commencement Date, the Company shall file a motion seeking entry of the DIP Order that shall authorize the Company’s entry into the DIP Credit Agreement and DIP Facility, which motion shall be in form and substance reasonably acceptable to (i) the Company, (ii) the Requisite Supporting Parties, (iii) to the extent relating to the First Lien Lenders and the First Lien Agent, the First Lien Agent and (iv) to the extent relating to the Second Lien Lenders and the Second Lien Agent, the Second Lien Agent (the “DIP Motion”). The Company shall use commercially reasonable efforts to obtain entry of the Interim DIP Order as soon as possible, but in no event later than two Business Days after the Commencement Date.

(e) Chapter 11 Cases of the Non-RCS Debtors. The Company hereby agrees that:

(i) as soon as reasonably practicable, but in no event later than March 25, 2016, the Non-RCS Debtors shall file with the Bankruptcy Court voluntary petitions for relief under chapter 11 of the Bankruptcy Code and any and all other documents necessary to commence the Chapter 11 Cases of each Non-RCS Debtor (the date on which such filings occur, the “Non-RCS Debtors’ Commencement Date”);

(ii) on the Non-RCS Debtors’ Commencement Date, the Non-RCS Debtors shall file (A) the Plan for the Non-RCS Debtors and (B) the Disclosure Statement with respect to the Plan for the Non-RCS Debtors; and

(iii) within 14 days of the Non-RCS Debtors’ Commencement Date, the Non-RCS Debtors shall have assumed their obligations under and related to the DIP Facility pursuant to an order from the Bankruptcy Court in form and substance satisfactory to the Supporting Parties.

(f) Confirmation of the Plan: The Company shall use commercially reasonable efforts to obtain confirmation of each Plan as soon as reasonably practicable following the Commencement Date in accordance with the Bankruptcy Code and on terms consistent with this Agreement, and each Supporting Party shall use its commercially reasonable efforts to cooperate fully in connection therewith.

(g) Restructuring Documents: Each Party shall negotiate in good faith the Restructuring Documents, each of which shall be consistent with and incorporate as applicable, the terms of the Operative Documents, and all Restructuring Documents shall be in form and substance acceptable or reasonably acceptable (as applicable according to the specific provisions of this Agreement) to (i) the Company, (ii) the Requisite Supporting Parties, (iii) to the extent relating to the First Lien Lenders and the First Lien Agent, the First Lien Agent and (iv) to the extent relating to the Second Lien Lenders and the Second Lien Agent, the Second Lien Agent.

Section 4. Agreements of the Supporting Parties.

(a) Support of Restructuring Transaction. Each of the Supporting Parties agrees that, for the duration of the Restructuring Support Period, such Supporting Party shall (including directing the First Lien Agent and the Second Lien Agent, and the Convertible Notes Trustee, as necessary):

(i) subject to receipt of a Disclosure Statement approved by the Bankruptcy Court soliciting votes on the Plan for the RCS Debtors and a Disclosure Statement soliciting votes on the Plan for the Non-RCS Debtors, timely vote or cause to be voted in accordance with the applicable procedures set forth in the Disclosure Statement and accompanying solicitation materials, all Claims and Interests in voting classes now or hereafter beneficially owned by such Supporting Party or for which it now or hereafter serves as the nominee, investment manager or advisor for beneficial holders thereof, as applicable, to accept each Plan, by delivering its duly executed and completed ballots accepting each Plan on a timely basis following the commencement of the Solicitation of such Plan, which ballots shall be in favor of and not indicate that the Supporting Party opts out of any releases and exculpation provided under each Plan; provided that such vote shall be immediately revoked and deemed void ab initio upon termination of this Agreement pursuant to the terms hereof (except any termination pursuant to Section 6(e) hereof);

(ii) not change or withdraw (or seek or cause to be changed or withdrawn) any such vote;

(iii) not (A) object to, delay, impede or take any other action to interfere with acceptance or implementation of each Plan, (B) directly or indirectly solicit, encourage, propose, file, support, participate in the formulation of or vote for, any restructuring, sale of assets, merger, workout or plan of reorganization for the Company or any of its Affiliates or subsidiaries other than each Plan, (C) object to or otherwise commence any proceeding, take any action opposing, or support any other Person’s efforts to oppose or object to, any of the terms of the DIP Facility, the terms of the DIP Order, the final relief sought in any “first day” motions and other motions consistent with this Agreement filed by any RCS Debtor or any Non-RCS Debtor in furtherance of the Restructuring Transaction or (D) otherwise take any action that would in any material respect interfere with, delay or postpone the consummation of the Restructuring Transaction;

(iv) (A) support, and take all reasonable actions necessary to facilitate the implementation and consummation of, the Restructuring Transaction (including without limitation, approval of the Restructuring Documents and DIP Credit Agreement, and other relief that may be set forth in the DIP Order, as applicable, the confirmation of each Plan and the consummation of the Restructuring Transaction pursuant to each Plan) and (B) not take any action that is inconsistent with the implementation or consummation of the Restructuring Transaction;

(v) not (A) directly or indirectly seek, propose, support, assist, encourage, solicit, engage in or otherwise participate in any negotiations or discussions regarding, or vote for, any Alternative Transaction, (B) support or encourage the termination or modification of the Company’s exclusive period for the filing of a plan or the Company’s exclusive period to solicit votes on a plan, (C) take any other action, including initiating any legal proceedings or enforcing rights as a holder of Claims and Interests, as applicable, that is inconsistent with this Agreement or the Restructuring Documents, or that would reasonably be expected to prevent, interfere with, delay or impede the implementation or consummation of the Restructuring Transaction (including the Bankruptcy Court’s approval of the Restructuring Documents, the Solicitation and confirmation of each Plan and the consummation of the Restructuring Transaction pursuant to each Plan), and (D) oppose or object to, or support any other Person’s efforts to oppose or object to, any motions filed by the Company that are not inconsistent with this Agreement;

(vi) timely vote or cause to be voted any Claims and Interests now or hereafter beneficially owned by such Supporting Party or for which it now or hereafter serves as the nominee, investment manager or advisor for beneficial holders thereof, as applicable, against any Alternative Transaction; and

(vii) forbear from exercising any of its rights and remedies under the First Lien Loan Documents, the Second Lien Loan Documents or the Luxor Notes, as applicable, against (A) any Non-RCS Debtor prior to Non-RCS Debtors’ Commencement Date and (B) any Subsidiary Guarantor that is not an RCS Debtor or a Non-RCS Debtor.

(b) Rights of Supporting Parties Unaffected. Nothing contained herein shall limit (i) the rights of a Supporting Party under any applicable bankruptcy, insolvency, foreclosure or similar proceeding, including, without limitation, appearing as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Cases, in each case, so long as the exercise of any such right is consistent with, and not inconsistent with, such Supporting Party’s obligations hereunder; (ii) subject to Section 4(a) and Section 6 hereof, any right of a Supporting Party under (x) the First Lien Loan Documents, Second Lien Loan Documents, Intercreditor Agreement and the Luxor Notes and (y) any other applicable agreement, instrument or document that gives rise to a Supporting Party’s Claims and Interests; (iii) the ability of a Supporting Party and its advisors to consult with other Supporting Parties or the Company and their respective advisors; or (iv) the ability of a Supporting Party to enforce any right, remedy, condition, consent or approval requirement under this Agreement or any of the Restructuring Documents. Nothing contained in this Agreement shall amend, waive or modify the First Lien Loan Documents, the Second Lien Loan Documents or the Luxor Notes or constitute the amendment or waiver of any Party’s rights and remedies thereunder.

(c) Transfers. Each Supporting Party agrees that, for the duration of the Restructuring Support Period, such Supporting Party shall not sell, transfer, loan, issue, pledge, hypothecate, assign, grant, encumber or otherwise dispose of (including by participation), directly or indirectly, in whole or in part, any Claims and Interests now or hereafter beneficially owned by such Supporting Party or for which it now or hereafter serves as the nominee, investment manager or advisor for beneficial holders, as applicable, or any option thereon or any right or interest therein (including granting any proxies, depositing any such Claims and Interests into a voting trust or entering into a voting agreement with respect to any such Claims and Interests) (collectively, a “Transfer”), unless the transferee of such Claims and Interests (the “Transferee”) either (i) is a Supporting Party or, (ii) if such Transferee is not a Supporting Party, prior to the effectiveness of such Transfer, such Transferee agrees in writing, for the benefit of the Parties, to become a Supporting Party and to be bound by all of the terms of this Agreement applicable to a Supporting Party (including with respect to any and all Claims and Interests the Transferee already may then or subsequently own or control) by executing a joinder agreement, substantially in the form attached hereto as Exhibit F each, a “Joinder Agreement”), and by delivering an executed copy thereof to the Company (in accordance with the notice provisions set forth in Section 23 hereof and prior to the effectiveness of such Transfer), in which event (x) the Transferee shall be deemed to be a Supporting Party hereunder with respect to all of its owned or controlled Claims and Interests and (y) from and after the delivery of such executed copy of such Joinder Agreement to the Company (in accordance with the notice provisions set forth in Section 23 hereof and prior to the effectiveness of such Transfer), the transferor Supporting Party shall be deemed to relinquish its rights, and be released from its obligations, under this Agreement to the extent of the transferred Claims and Interests; provided that in no event shall any such Transfer relieve a Party hereto from liability for its breach or non-performance of its obligations hereunder prior to the date of delivery of such Joinder Agreement; and provided further that each Supporting Party agrees that, if it has transferred some or all of the Claims and Interests and such Transferee is not authorized to vote any and all such Claims and Interests under applicable law or any applicable order of the Bankruptcy Court, it shall vote such Claims and Interests on behalf of such Transferee in a manner consistent with this Agreement and the obligations under Section 4(a) hereof. Each Supporting Party agrees that any Transfer of any Claims and Interests that does not comply with the terms and procedures set forth herein shall be deemed void ab initio, and the Company and each other Supporting Party shall have the right to enforce the voiding of such Transfer and the terms hereof. The restrictions of this paragraph shall not apply to any Transfers from a Supporting Party to a Person that controls, is controlled by, or is under common control with such Supporting Party or that is an affiliated fund or financing vehicle with a common or commonly controlled investment manager or collateral manager, whether such control is derived from equity ownership, contractual authority or otherwise; provided that such Person shall automatically be deemed to be subject to the provisions of this Agreement as a Supporting Party and any Transfer of any Claims and Interests to any such Person that is not subject to the provisions of this Agreement shall be deemed void ab initio, and the Company and each other Supporting Party shall have the right to enforce the voiding of such Transfer and the terms hereof. For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, any Transfer shall be subject to any order governing trading of Claims and/or Interests entered by the Bankruptcy Court pursuant to a customary “NOL motion” filed by the Company.

(d) Additional Claims and Interests. In the event that any Supporting Party or any Affiliate of a Supporting Party acquires additional Claims and Interests, as applicable, such Supporting Party or Affiliate agrees that all such Claims and Interests shall automatically and immediately become subject to the provisions of this Agreement; provided, however that no Affiliate of a Supporting Party that is a broker-dealer shall be subject to this Agreement.

Section 5. Agreements of the Company. (a) Affirmative Covenants. Subject to Section 25(a) hereof, the Company, jointly and severally, agrees that, for the duration of the Restructuring Support Period, unless otherwise consented to or waived in writing by the Requisite Supporting Parties, the Company shall use reasonable efforts, and as applicable shall cause the RCS Debtors and Non-RCS Debtors to use reasonable efforts to:

(i) (A) pursue and take in good faith all reasonable actions necessary to cause the implementation and consummation of the Restructuring Transaction (including, without limitation, seeking the Bankruptcy Court’s approval of the Restructuring Documents and DIP Credit Agreement, adequate protection, and other relief that may be set forth in the DIP Order, as applicable, the Solicitation and confirmation of each Plan and the consummation of the Restructuring Transaction pursuant to each Plan), (B) not take any action that is inconsistent with the implementation or consummation of the Restructuring Transaction and (C) otherwise satisfy the conditions set forth in this Agreement;

(ii) comply with each of the deadlines provided in the DIP Facility Term Sheet, which shall be included in the DIP Order and/or the DIP Credit Agreement;

(iii) comply with any other deadlines set forth herein and in the Plan Term Sheet and the Non-RCS Debtors Plan Term Sheet;

(iv) timely file an objection to any motion filed with the Bankruptcy Court by any Person seeking an order (A) directing the appointment in the Chapter 11 Cases of an examiner with expanded powers or a trustee, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing any of the Chapter 11 Cases or (D) granting any relief that is inconsistent with this Agreement in any material respect;

(v) timely file an objection to any motion filed with the Bankruptcy Court by any Person seeking an order modifying or terminating the RCS Debtors’ or Non-RCS Debtors’ exclusive right to file and/or solicit acceptances of a plan of reorganization;

(vi) subject to prior entry into existing confidentiality agreements, or, if not party to an existing confidentiality agreement with the Company prior to the date hereof, prior to entry into a reasonably acceptable confidentiality agreement with the Company, provide to the Supporting Parties’ Advisors, and direct their employees, officers, advisors and other representatives to provide the Supporting Parties’ Advisors with (A) reasonable access (without any material disruption to the conduct of the Company’s businesses) during normal business hours to the Company’s books and records, (B) reasonable access to the management and advisors of the Company for the purposes of evaluating the Company’s assets, liabilities, operations, businesses, finances, strategies, prospects and affairs and (C) timely and reasonable responses to all reasonable diligence requests;

(vii) promptly notify the Supporting Parties of any newly commenced material governmental, regulatory or third party litigations, investigations or hearings;

(viii) promptly notify the Supporting Parties of any breach by the Company of which the Company has knowledge in respect of any of the obligations, representations, warranties, or covenants set forth in this Agreement by furnishing written notice to the Supporting Parties’ Advisors within three (3) Business Days of actual knowledge of such breach;

(ix) distribute any and all material pleadings to be filed with the Bankruptcy Court to the Supporting Parties’ Advisors as promptly as practicable in advance of, and in no event less than one Business Day in advance of, any filing thereof;

(x) to deliver to the Supporting Parties and the Supporting Parties’ Advisors by no later than the close of business each Thursday beginning on the date hereof, a “weekly flash report” report summarizing the Company’s financial and operational performance as of the one-week period ending on the preceding Friday, substantially in the form of, and containing no less information than, the form report attached hereto as Exhibit G;

(xi) to deliver to the DIP Lenders by no later than the close of business each Thursday, beginning on the Thursday following the Commencement Date, a variance report for the Company for all weeks since the entry of the DIP Order immediately preceding the date of each such delivery, comparing actual cumulative receipts and disbursements for such period to cumulative receipts and disbursements, respectively, for such period as set forth in the DIP Budget;

(xii) obtain any and all required governmental, regulatory and/or third party approvals necessary or required for the implementation or consummation of the Restructuring Transaction or the approval by the Bankruptcy Court of the Restructuring Documents, as applicable; and

(xiii) use commercially reasonable efforts to preserve its businesses and assets, maintain its operating assets in their present condition (ordinary wear and tear excepted), and maintain its existing insurance coverage.

(b) No Obligation to File Documents Materially Conflicting with Term Sheets. Notwithstanding anything contained in this Agreement to the contrary, nothing herein shall obligate the RCS Debtors or Non-RCS Debtors to execute or file any agreement, document, pleading or order, as the case may be, that materially conflicts with any of the DIP Facility Term Sheet, the Exit Facility Term Sheet, the New Second Lien Facility Term Sheet, the Plan Term Sheet or the Non-RCS Debtors Plan Term Sheet and, in each case, including all exhibits thereto.

(c) Negative Covenants. Subject to Section 25(a) hereof, the Company, jointly and severally, agrees that, for the duration of the Restructuring Support Period, unless otherwise consented to in writing by the Requisite Supporting Parties, the Company shall not, directly or indirectly, do any of the following:

(i) seek, solicit, propose or support an Alternative Transaction;

(ii) (A) publicly announce its intention not to pursue the Restructuring Transaction, (B) suspend or revoke the Restructuring Transaction or (C) execute, file or agree to file any Restructuring Documents (including any modifications or amendments thereof) that are inconsistent in any material respect with this Agreement or the Operative Documents;

(iii) commence an avoidance action or other legal proceeding (or consent to any other Person obtaining standing to commence any such avoidance action or other legal proceeding) that challenges the validity, enforceability or priority of the First Lien Credit Agreement, Second Lien Credit Agreement, any lien or security interest granted in respect of any First Lien Loan Document or any Second Lien Loan Document or any Claim or Interest held by any Supporting Party;

(iv) enter into any commitment or agreement with respect to debtor-in-possession financing, use of cash collateral, adequate protection, exit financing and/or any other financing arrangements other than the facilities contemplated by the DIP Facility Term Sheet and Exit Facility Term Sheet; or

(v) file any motion, pleading or other Restructuring Document with the Bankruptcy Court (including any modifications or amendments thereof), or publicly announce that it intends to take or has taken any action, in each case, that is inconsistent in any material respect with this Agreement or the Operative Documents.

Section 6. Termination of Agreement. (a) Supporting Party Termination Events. Upon written notice (the “Supporting Party Termination Notice”) from the Requisite Supporting Parties delivered in accordance with Section 23 hereof, the Requisite Supporting Parties may terminate this Agreement at any time after the occurrence, and during the continuation, of any of the following events (each, a “Supporting Party Termination Event”); provided, however, that any Supporting Party Termination Event may be waived or extended by the Majority RSA Lenders; and provided, further, that the Requisite Supporting Parties may not terminate this Agreement on account of the Supporting Party Termination Event described in Section 6(a)(ii) after the date that is one (1) Business Day after the Commencement Date:

(i) the breach in any material respect by the Company of any of its covenants, obligations, representations or warranties contained in this Agreement, and such breach remains uncured for a period of five (5) Business Days from the date the Company receives a Supporting Party Termination Notice;

(ii) a commitment letter for each of the DIP Facility and the Exit Facility, each for the full amount of the applicable facility, and each in form and substance reasonably satisfactory to, and issued to the Company by a financial institution reasonably satisfactory to, the Requisite Supporting Parties, has not been entered into prior to the filing of the RCS Debtors’ Chapter 11 Cases;

(iii) an Event of Default (as defined in the DIP Facility Term Sheet or DIP Credit Agreement) occurs under the DIP Facility;

(iv) on January 31, 2016, unless (a) the RCS Debtors have commenced the Chapter 11 Cases and (b) the board of directors or other applicable governing body of each Company Party has authorized each Non-RCS Debtor to file a chapter 11 petition with the Bankruptcy Court, subject to completion of solicitation on any prepackaged Plan for any Non-RCS Debtor and receipt of sufficient votes accepting such prepackaged Plan by the applicable class of First Lien Credit Agreement Claims and Second Lien Credit Agreement Claims;

(v) the issuance by any governmental authority, including the SEC or FINRA or any other regulatory authority or court of competent jurisdiction, of any ruling, decision, judgment or order enjoining or otherwise preventing the consummation of a material portion of the Restructuring Transaction or requiring the Company to take actions inconsistent in any material respect with the Plan, unless such ruling, judgment or order has not been stayed, reversed or vacated within five (5) Business Days after the date of such issuance; provided, however, that if such issuance has been made at the request of any of the Supporting Parties, then the Supporting Parties shall not be entitled to exercise the Supporting Party Termination Event with respect to such issuance;

(vi) the Company files any motion or pleading with the Bankruptcy Court that is inconsistent in any material respect with this Agreement, the Restructuring Documents or the Operative Documents and such motion or pleading has not been withdrawn prior to the earlier of (i) three (3) Business Days after the Company receives written notice from the Requisite Supporting Parties (in accordance with Section 23) that such motion or pleading is inconsistent with this Agreement or the Operative Documents, and (ii) entry of an order of the Bankruptcy Court approving such motion or pleading;

(vii) the Bankruptcy Court grants relief that is inconsistent with this Agreement in any material respect;

(viii) the Company proposes or supports an Alternative Transaction;

(ix) the Company (A) withdraws any Plan or publicly announces its intention to withdraw any Plan or to pursue an Alternative Transaction, (B) files a Restructuring Document in form and substance that is not acceptable or reasonably acceptable (as applicable) to the Requisite Supporting Parties, (C) moves voluntarily to dismiss any of the Chapter 11 Cases, (D) moves for conversion of any of the Chapter 11 Cases to chapter 7 under the Bankruptcy Code, or (E) moves for the appointment of an examiner with expanded powers or a chapter 11 trustee in any of the Chapter 11 Cases; or (F) supports any other Person seeking any of the foregoing relief;

(x) any party obtains relief from the automatic stay with respect to any of the Company’s assets of a value in excess of $20 million;

(xi) a proceeding under the Securities Investor Protection Act of 1970 or under chapter 7 of the Bankruptcy Code is commenced by or against any broker-dealer subsidiary of RCS;

(xii) the waiver, amendment or modification of any Plan or any of the other Restructuring Documents, in a manner inconsistent with this Agreement or the relevant Plan without the consent of the Requisite Supporting Parties;

(xiii) the Plan for the RCS Debtors and a motion seeking approval of the DIP Facility are not filed with the Bankruptcy Court on the Commencement Date;

(xiv) the Disclosure Statement for the Plan for the RCS Debtors and the motion seeking entry of the Disclosure Statement Order is not filed within five (5) days of the Commencement Date;

(xv) the Disclosure Statement Order is not entered within forty (40) days of the Commencement Date;

(xvi) the RSA Assumption Order is not entered within thirty-five (35) days of the Commencement Date;

(xvii) the Interim DIP Order is not entered within two (2) Business Days of the Commencement Date;

(xviii) the Final DIP Order is not entered within thirty-five (35) days of the Commencement Date;

(xix) on March 15, 2016, if the Non-RCS Debtors have not completed the solicitation of votes on the Plan for the Non-RCS Debtors and received votes from the First Lien Lenders and Second Lien Lenders consistent with section 1126 of the Bankruptcy Code (which shall include a sufficient number of holders of First Lien Credit Agreement Claims and Second Lien Credit Agreement Claims to satisfy the class voting acceptance thresholds established by section 1126 of the Bankruptcy Code);

(xx) on March 25, 2016, if the Non-RCS Debtors have not filed chapter 11 petitions, a Plan and a Disclosure Statement with the Bankruptcy Court;

(xxi) on May 1, 2016, if the Confirmation Order confirming each Plan has not been entered and become a Final Order;

(xxii) on May 15, 2016, if the Effective Date has not occurred; or

(xxiii) the Bankruptcy Court enters an order (A) directing the appointment of an examiner with expanded powers or a chapter 11 trustee in any of the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code or (C) dismissing any of the Chapter 11 Cases.

(b) Luxor Termination Events. Luxor may terminate this Agreement, solely with respect to Luxor, upon written notice (the “Luxor Termination Notice”) delivered in accordance with Section 23 hereof, of the occurrence of the following events (each, a “Luxor Termination Event”), provided, however, that Luxor’s termination of the Agreement under this Section 6(b) shall have no impact on the continued rights and obligations of the Company and the other Supporting Parties under this Agreement and Luxor’s consideration provided in the Plan and Plan Term Sheet is no longer binding on the Debtors or the Supporting Parties:

(i) the breach in any material respect by the Company or any other Supporting Party of any of its covenants, obligations, representations or warranties contained in this Agreement to the extent such breach materially and negatively impacts Luxor, and such breach remains uncured for a period of five (5) Business Days from the date the Company receives a Luxor Termination Notice;

(ii) the issuance by any governmental authority, including the SEC or FINRA or any other regulatory authority or court of competent jurisdiction, of any ruling, decision, judgment or order enjoining or otherwise preventing the consummation of a material portion of the Restructuring Transaction or requiring the Company to take actions inconsistent in any material respect with the Plan, unless such ruling, judgment or order has not been stayed, reversed or vacated within five (5) Business Days after the date of such issuance; provided, however, that if such issuance has been made at the request of Luxor, then Luxor shall not be entitled to exercise the Luxor Termination Event with respect to such issuance;

(iii) the Company files any motion or pleading with the Bankruptcy Court that is inconsistent in any material respect with this Agreement, the Restructuring Documents or the Operative Documents, and materially and negatively impacts Luxor’s rights with respect thereto, and such motion or pleading has not been withdrawn prior to the earlier of (i) three (3) Business Days after the Company receives written notice from Luxor (in accordance with Section 23) that such motion or pleading is inconsistent with this Agreement or the Operative Documents, and (ii) entry of an order of the Bankruptcy Court approving such motion or pleading;

(iv) the Bankruptcy Court grants relief that is materially inconsistent with this Agreement and materially and negatively impacts Luxor’s rights with respect to this Agreement;

(v) the Company proposes or supports an Alternative Transaction;

(vi) the Company (A) withdraws any Plan or publicly announces its intention to withdraw any Plan or to pursue an Alternative Transaction, (B) files a Restructuring Document in form and substance that is not acceptable to Luxor (as specifically set forth in Section 10 herein) (C) moves voluntarily to dismiss any of the Chapter 11 Cases, (D) moves for conversion of any of the Chapter 11 Cases to chapter 7 under the Bankruptcy Code, or (E) moves for the appointment of an examiner with expanded powers or a chapter 11 trustee in any of the Chapter 11 Cases; or (F) supports any other Person seeking any of the foregoing relief;

(vii) the waiver, amendment or modification of any Plan or any of the other Restructuring Documents, in a manner that materially and negatively impacts Luxor’s rights thereunder and is materially inconsistent with this Agreement or the relevant Plan, without the consent of Luxor (to the extent provided for herein);

(viii) the Bankruptcy Court enters an order (A) directing the appointment of an examiner with expanded powers or a chapter 11 trustee in any of the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code or (C) dismissing any of the Chapter 11 Cases; or

(ix) On May 15, 2016, if the Effective Date has not occurred.

For the avoidance of doubt, and notwithstanding anything herein to the contrary, (i) any breach of this Agreement by the Company or any other Supporting Party, (ii) the filing of any motion or pleading with the Bankruptcy Court that is inconsistent with this Agreement, the Restructuring Documents or the Operative Documents, (iii) any determination by the Bankruptcy Court, and (iv) any waiver, amendment or modification of any Plan or any of the other Restructuring Documents, shall “materially and negatively impact” and/or shall be “materially adverse to” Luxor and Luxor’s rights for purposes of this Agreement if it adversely impacts (a) the Creditor Trust or the terms thereof, (b) the New Warrants or the terms thereof, (c) the Creditor Trust Assets, (d) the treatment of the Luxor Claims, or (e) releases, exculpations, or injunctions provided by this Agreement, the Operative Documents or the Restructuring Documents with respect to Luxor or the Creditor Trust.

(c) Company Termination Events. The Company may terminate this Agreement as to all Parties (unless otherwise provided below in this Section 6(c)), upon written notice (the “Company Termination Notice”) delivered in accordance with Section 23 hereof, upon the occurrence, and during the continuation, of any of the following events (each, a “Company Termination Event”); provided, however, that the Company may not terminate this Agreement on account of the Company Termination

Event described in Section 6(c)(ii) after the date that is one (1) Business Day after the Commencement Date:

(i) the breach in any material respect by a Supporting Party of their covenants, obligations, representations or warranties contained in this Agreement, which breach remains uncured for a period of five (5) Business Days from the date the Supporting Party receives the Company Termination Notice , but such termination only shall be with respect to such Supporting Party;

(ii) a commitment letter for each of the DIP Facility and the Exit Facility, each for the full amount of the applicable facility, and each in form and substance reasonably satisfactory to, and issued to the Company by a financial institution reasonably satisfactory to, the Requisite Supporting Parties, has not been entered into prior to the filing of the RCS Debtors’ Chapter 11 Cases;

(iii) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of a material portion of the Restructuring Transaction, unless, in each case, such ruling, judgment or order has been issued at the request of the Company, or, in all other circumstances, such ruling, judgment or order has not been stayed, reversed or vacated within three Business Days after such issuance;

(iv) the Bankruptcy Court enters an order (A) directing the appointment of an examiner with expanded powers or a chapter 11 trustee in any of the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code or (C) dismissing any of the Chapter 11 Cases;

(v) any court enters a Final Order declaring this Agreement or any material portion hereof to be unenforceable;

(vi) the Requisite Supporting Parties file or support, or publicly announce their intention to file or support, a plan of reorganization that is inconsistent with the Restructuring Transaction;

(vii) the Plan cannot be confirmed due to the failure of the class(es) of Supporting Parties’ Claims and Interests to meet the requirements set forth in Section 1126(c) of the Bankruptcy Code;

(viii) the Restructuring Documents are materially inconsistent with this Agreement or are not otherwise in form and substance acceptable or reasonably acceptable to the Company as provided for herein; and

(ix) the board of directors of any Company Party, after consultation with outside counsel, determines in good faith that continued performance under this Agreement would be inconsistent with the exercise of its fiduciary duties under applicable law, including because such board’s fiduciary obligations require it to direct such Company Party to accept a proposal for an Alternative Transaction.

(d) Mutual Termination. This Agreement may be terminated by mutual written agreement among the Company and the Requisite Supporting Parties.

(e) Automatic Termination. This Agreement shall automatically terminate upon the Effective Date.

(f) Effect of Termination. Upon the termination of this Agreement in accordance with Section 6(a), 6(b), 6(c) or 6(d), and except as provided in Section 17 herein, this Agreement shall become void and of no further force or effect, and each Party shall, except as otherwise expressly provided in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Claims and Interests or otherwise, that it would have been entitled to take had it not entered into this Agreement, including all rights and remedies available to it under applicable law, the First Lien Loan Documents, Second Lien Loan Documents, the Intercreditor Agreement, the Luxor Notes and/or any ancillary documents or agreements thereto; provided, however, that in no event shall any such termination relieve a Party hereto from (i) liability for its breach or non-performance of its obligations hereunder prior to the date of such termination and (ii) obligations under this Agreement that by their express terms expressly survive termination of this Agreement. If this Agreement has been terminated at a time when permission of the Bankruptcy Court shall be required for a Supporting Party to change or withdraw (or cause to change or withdraw) its vote to accept the Plan, the Company shall not oppose any attempt by such Supporting Party to change or withdraw (or cause to change or withdraw) such vote at such time.

(g) Automatic Stay. The Company acknowledges and agrees, and shall not dispute, that the giving of a Supporting Party Termination Notice by any of the Supporting Parties pursuant to this Agreement shall not be a violation of the automatic stay under section 362 of the Bankruptcy Code (and the Company hereby waives, to the greatest extent possible, the applicability of the automatic stay to the giving of such notice), and no cure period contained in this Agreement shall be extended pursuant to sections 108 or 365 of the Bankruptcy Code or any other applicable law without the prior written consent of the Requisite Supporting Parties.

Section 7. Good Faith Cooperation; Further Assurances; Acknowledgement. The Parties shall cooperate with one another in good faith and shall coordinate their activities with one another (to the extent practicable and subject to the terms hereof) in respect of (a) all matters concerning the implementation of the Restructuring Transaction and (b) the pursuit and support of the Restructuring Transaction (including confirmation of the Plan). Furthermore, subject to the terms hereof, each of the Parties shall take such actions as may be reasonably necessary to carry out the purposes and intent of this Agreement and the Restructuring Transaction, including making and filing any required governmental or regulatory filings and voting any Claims and Interests in voting classes in favor of the Plan, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement. This Agreement is not intended to be, and each signatory to this Agreement acknowledges that this Agreement is not, and shall not be deemed, whether for the purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise, a solicitation of votes for the acceptance of a chapter 11 plan for either the RCS Debtors or Non-RCS Debtors. In addition, this Agreement does not constitute an offer to issue, sell, tender or exchange securities to any person, or the solicitation of an offer to acquire, buy, tender or exchange securities, in any jurisdiction where such offer or solicitation would be unlawful. The Company (a) will not solicit acceptances of the Plan for the RCS Debtors from any Supporting Party until such Supporting Party has been sent a Disclosure Statement and related ballots, as approved by the Bankruptcy Court and (b) will solicit acceptances for the Plan for the Non-RCS Debtors in accordance with sections 1125 and 1126 of the Bankruptcy Code and applicable non-bankruptcy law.

Section 8. Representations and Warranties. (a) Each Party, severally (and not jointly), represents and warrants to the other Parties that the following statements are true and correct as of the date hereof (or as of the date a Supporting Party becomes a party hereto):

(i) such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and perform its obligations under, and carry out the transactions contemplated in, this Agreement, and the execution and delivery of this Agreement by such Party and the performance of such Party’s obligations under this Agreement have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part;

(ii) the execution, delivery and performance by such Party of this Agreement does not and will not (A) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries or (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party, other than breaches that arise from (1) the commencement or filing of a voluntary or involuntary petition under any bankruptcy, insolvency or debtor relief laws of any jurisdiction or (2) any agreement to enter into or commence any bankruptcy, insolvency proceeding or any proceeding under any debtor relief laws, in each case, of any jurisdiction;

(iii) the execution, delivery and performance by such Party of this Agreement does not and will not require any registration or filing with, consent or approval of, or notice to, or other action of, with or by, any federal, state or governmental authority, regulatory body or commission, except such filings as may be necessary or required under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended or any rule or regulation promulgated thereunder (the “Exchange Act”), FINRA Rules, the Investment Advisers Act of 1940, as amended, state insurance laws and regulations, “blue sky” laws or the Bankruptcy Code; and

(iv) this Agreement is the legally valid and binding obligation of such Party, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

(b) Each Supporting Party severally (and not jointly) represents and warrants that, as of the date hereof (or as of the date such Supporting Party becomes a party hereto):

(i) it is the sole beneficial owner of the Claims and Interests, as applicable, set forth below its name on the signature page hereof (or below its name on the signature page of a Joinder Agreement for any Supporting Party that becomes a party hereto after the date hereof), and/or has, with respect to the beneficial owners of such Claims and Interests, (A) full power and authority to vote on, and consent to, matters concerning such Claims and Interests, or to exchange, assign and Transfer such Claims and Interests or (B) full power and authority to bind, or act on behalf of, such beneficial owners with respect to such Claims and Interests;

(ii) it has made no prior assignment, sale, participation, grant, encumbrance, conveyance or other Transfer of, and has not entered into any other agreement to assign, sell, participate, grant, encumber, convey or otherwise Transfer, in whole or in part, any portion of its right, title, or interests in any Claims and Interests that is inconsistent with the representations and warranties of such Supporting Party herein or would render such Supporting Party otherwise unable to comply with this Agreement and perform its obligations hereunder;

(iii) other than pursuant to this Agreement, the Claims and Interests set forth below its signature hereto are free and clear of any pledge, lien, security interest, charge, encumbrance, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition or encumbrance of any kind, that would adversely affect in any way such Supporting Party’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed.

(iv) it holds or beneficially owns no Claims or Interests that have not been set forth on the signature page hereof (or below its name on the signature page of a Joinder Agreement for any Supporting Party that becomes a party hereto after the date hereof); and

(v) although none of the Parties intends that this Agreement should constitute, and they each believe it does not constitute, a solicitation and acceptance of the Plan, regardless of whether its Claims or Interests constitute a “security” within the meaning of the Securities Act of 1933 (as amended), such Supporting Party (A) is a sophisticated investor with respect to the transactions described herein with sufficient knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of owning and investing in any securities that may be issued in connection with the Restructuring Transaction, making an informed decision with respect thereto, and evaluating properly the terms and conditions of this Agreement, and it has made its own analysis and decision to enter in this Agreement, (B) is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act of 1933 (as amended) or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act of 1933 (as amended), or, if a foreign investor, of such similar sophistication; (C) is acquiring any securities that may be issued in connection with the Restructuring Transaction for its own account and not with a view to the distribution thereof; and (D) has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it deemed appropriate and sufficient.

(c) It is understood and agreed that the representations and warranties made by a Supporting Party that is an investment manager of a beneficial owner of Claims and Interests are made with respect to, and on behalf of, such beneficial owner and not such investment manager, and, if applicable, are made severally (and not jointly) with respect to the investment funds, accounts and other investment vehicles managed by such investment manager.

(d) The Company represents and warrants that, as of the date hereof:

(i) there is no material proceeding, claim or investigation pending before any court, regulatory body, tribunal, agency, governmental authority or regulatory or legislative body or, to the best of the Company’s knowledge after reasonable inquiry, threatened against the Company or any of its properties that, individually or in the aggregate, would reasonably be expected to impair its ability to perform its covenants and obligations hereunder;

(ii) the Company has maintained and paid current its obligations for payroll (including wages, vacation pay and pension contributions), source deductions, and sales and income tax, and is not in arrears of its statutory obligations to pay or remit any amount in respect of these obligations; and

(iii) all payments to a related party of the Company, other than fees paid to independent directors and salaries and bonuses paid to senior executives in the ordinary course of business, whether under contract or otherwise, including transaction payments, change of control payments, management fees, consulting or advisory fees or amounts payable in respect of reimbursement, in each case having been earned or paid between July 21, 2015 and the date hereof, have been disclosed to the Supporting Parties’ Advisors.

Section 9. Amendments and Waivers. Except as provided in Section 6(a), this Agreement, including any exhibits or schedules hereto, and the Operative Documents may not be modified, amended or supplemented except in a writing signed by the Company and the Requisite Supporting Parties; provided, however, that any portion of this Agreement, including any exhibits or schedules hereto, and the Operative Documents, relating to (i) the Creditor Trust, (ii) the New Warrants, (iii) the Luxor Claims and (iv) Luxor, may not be modified, amended or supplemented except in a writing signed by the Company, the Requisite Supporting Parties, and Luxor; provided further, however, notwithstanding any provision herein to the contrary, if any such amendment, modification, waiver or supplement would adversely affect any of the rights or obligations (as applicable) of any Supporting Party in a manner that is different or disproportionate in any material respect from the effect on the rights or obligations (as applicable) of Supporting Parties generally, or if any such amendment, modification, waiver or supplement would impose any cost or liability upon any Supporting Party, such amendment, modification, waiver or supplement shall also require the written consent of such affected Supporting Party. In determining whether any consent or approval has been given or obtained by the Requisite Supporting Parties, any then-existing Supporting Party that is in material breach of its covenants, obligations or representations under this Agreement shall be excluded from such determination. For the purposes of this Section 9, the First Lien Agent and Second Lien Agent shall be considered Supporting Parties.

Section 10. Luxor Consent Rights. Notwithstanding anything herein or any other Operative Documents to the contrary, Luxor’s consent with respect to (i) each Plan, (ii) the Confirmation Order, (iii) the Disclosure Statement, (iv) the Disclosure Statement Order, (v) the Plan Supplement (other than the Creditor Trust Agreement and the New Warrant Agreement), (vi) the Interim DIP Order, (vii) the Final DIP Order, and (viii) the DIP Credit Agreement, shall only be to the extent such documents (a) are materially inconsistent with this Agreement or the Operative Documents, (b) impact the Creditor Trust (including the process for administering unsecured claims and the liquidation of the Litigation Assets) and the New Warrants, or (c) are materially adverse to Luxor or the Luxor Claims.

Section 11. Transaction Expenses. Subject to the terms of the DIP Order and/or the RSA Assumption Order, as applicable, so long as this Agreement has not been terminated and this Agreement remains in full force and effect, the Company hereby agrees to pay in cash in accordance with the terms of their respective engagement letters, the First Lien Loan Documents, the Second Lien Loan Documents, the Luxor Notes, or as otherwise may be agreed to by the Company and the Supporting Parties, the Transaction Expenses incurred prior to the earlier of the Effective Date and termination of this Agreement. The Company hereby acknowledges and agrees that the Transaction Expenses incurred prior to the termination of this Agreement are of the type that should be entitled to treatment as administrative expense claims pursuant to sections 503(b) and 507(a)(2) of the Bankruptcy Code.

Section 12. Effectiveness. This Agreement shall become effective and binding upon each Party upon the delivery of duly authorized and executed signature pages hereto by (a) RCS, (b) the Subsidiary Guarantors, (c) the Requisite Supporting Parties and (d) Luxor (the “Restructuring Support Effective Date”).

Section 13. Conflicts. In the event the terms and conditions set forth in the Operative Documents and in this Agreement are inconsistent, the Operative Documents shall control. In the event any of the terms and conditions set forth in any of the Operative Documents is inconsistent with the terms and conditions of another Operative Document, each Plan shall control. In the event of any conflict among the terms and provisions of the Confirmation Order, any Plan, this Agreement and the Operative Documents, the terms of the Confirmation Order shall control. Notwithstanding the foregoing, nothing contained in this Section 13 shall affect, in any way, the requirements set forth herein for the amendment of this Agreement.

Section 14. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT, DISPUTE OR PROCEEDING ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND THE PARTIES HERETO IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND WAIVE ANY OBJECTIONS AS TO VENUE OR INCONVENIENT FORUM. NOTWITHSTANDING THE FOREGOING CONSENT TO JURISDICTION, SO LONG AS THE BANKRUPTCY COURT HAS JURISDICTION OVER THE COMPANY, EACH OF THE PARTIES AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF THE BANKRUPTCY COURT. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15. Specific Performance/Remedies. Subject to the Parties’ termination rights provided herein, each Party hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause other Parties to sustain damages for which such parties would not have an adequate remedy at law for money damages, and therefore each Party agrees that in the event of any such breach, in addition to any other remedy to which such nonbreaching Party may be entitled, at law or in equity, such nonbreaching Party shall be entitled, to the extent available, to the remedy of specific performance of such covenants and agrees, including without limitation, seeking an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. Each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy.

Section 16. Disclosure; Publicity. The Company shall submit drafts to counsel of each Supporting Party of any press releases, public documents and any and all filings with the SEC that (i) constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement at least two (2) Business Days prior to making any such disclosure, or (ii) any other disclosure that includes descriptions of the Restructuring Transaction or any Supporting Party and shall negotiate any proposed changes thereto in good faith.

Section 17. Survival. Notwithstanding the termination of this Agreement pursuant to Section 6 hereof, the agreements and obligations of the Parties in this Section 17 and Sections 6(e), 6(f), 11 (to the extent of accrued, outstanding obligations and for no other reason), 14, 18, 19, 20, 23, 24, 25, 26 and 27 hereof and the last paragraph of Section 2 shall survive such termination and shall continue in full force and effect in accordance with the terms hereof.

Section 18. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

Section 19. Successors and Assigns; Severability; Several Obligations. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives; provided, however, that nothing contained in this Section 19 shall be deemed to permit sales, assignments or other Transfers of the Claims and Interests other than in accordance with Section 4(b) of this Agreement. If any provision of this Agreement, or the application of any such provision to any Person or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect; provided, however, that nothing in this Section 19 shall be deemed to amend, supplement or otherwise modify, or constitute a waiver of, any Supporting Party Termination Event or any Company Termination Event.

Section 20. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other Person shall be a third-party beneficiary hereof.

Section 21. Prior Negotiations; Entire Agreement. This Agreement, including the exhibits and schedules hereto, constitutes the entire agreement of the Parties, and supersedes all other prior negotiations, with respect to the subject matter hereof, except that the Parties acknowledge that any confidentiality agreements (if any) heretofore executed between the Company and any Supporting Party shall continue in full force and effect.

Section 22. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by facsimile, e-mail or otherwise, which shall be deemed to be an original for the purposes of this Section 22. Without in any way limiting the provisions hereof, additional Supporting Parties may elect to become Parties by executing and delivering to the Company a counterpart hereof. Such additional holder shall become a Party to this Agreement in accordance with the terms of this Agreement.

Section 23. Notices. All notices, requests, demands, document deliveries and other communications under this Agreement shall be in writing and shall be deemed to have been duly given, provided or made (a) when delivered personally, (b) when sent by electronic mail (“e-mail”) or (c) one Business Day after deposit with an overnight courier service, with postage prepaid to the Parties at the following addresses or e-mail addresses (or at such other addresses or e-mail addresses for a Party as shall be specified by like notice):

If to the Company:

RCS Capital Corporation

405 Park Avenue

New York, NY 10022

Attn:      Mason Allen

Phone:   866-904-2988

mallen@rcscapital.com

with a copy to (which shall not constitute notice):

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

Attn:       Michael J. Sage, Esq.

               Shmuel Vasser, Esq.

Phone:    212-698-3500

Fax:        212-698-3599

michael.sage@dechert.com

shmuel.vasser@dechert.com

-and-

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attn:       Sarah Gelb, Esq.

Phone:    215-994-2763

Fax:        215-655-2763

sarah.gelb@dechert.com

If to the Supporting Parties, First Lien Agent or Second Lien Agent:

To each Supporting Party, First Lien Agent and Second Lien Agent at the addresses or e-mail addresses set forth below the Supporting Parties’ signature page to this Agreement (or to the signature page to a Joinder Agreement in the case of any Supporting Party that becomes a party hereto after the Restructuring Support Effective Date)

with a copy to (which shall not constitute notice):

Jones Day

222 East 41st Street

New York, NY 10017,

Attn:       Scott J. Greenberg, Esq.

               Stacey Corr-Irvine, Esq.

Phone:    212-326-3830

Fax:        212-755-7306

sgreenberg@jonesday.com

scorrirvine@jonesday.com

-and-

Jones Day

555 California Street, 26th Floor

San Francisco, CA 94104

Attn:       Joshua Morse, Esq.

Phone:    415-875-5876

Fax:        415-875-5700

jmorse@jonesday.com

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attn:       Timothy Graulich, Esq.

Phone:    212-450-4639

Fax:        212-701-5639

timothy.graulich@davispolk.com

with a copy to (which shall not constitute notice):

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attn:       Joel Moss, Esq.

Phone:    212-848-4693

Fax:        646-848-4693

joel.moss@shearman.com

with a copy to (which shall not constitute notice):

Covington & Burling LLP

620 Eighth Avenue

New York, NY 10018

Attn:       Ronald A. Hewitt, Esq.

Phone:    212-841-1220

Fax:        646-441-9220

rhewitt@cov.com

with a copy to (which shall not constitute notice):

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attn:       Stephen D. Zide, Esq.

               Rachael L. Ringer, Esq.

Phone:    212-715-9100

Fax:        212-715-8000

szide@kramerlevin.com

rringer@kramerlevin.com

Section 24. Reservation of Rights; No Admission. Subject to and except as expressly provided in this Agreement or in any amendment thereof agreed upon by the Parties pursuant to the terms hereof, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies and interests, including its claims against any of the other Parties (or their respective Affiliates or subsidiaries) or its full participation in the Chapter 11 Cases. Without limiting the foregoing sentence in any way, if the Restructuring Transaction is not consummated, or if this Agreement is terminated for any reason, nothing in this Agreement shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, claims and defenses, and the Parties expressly reserve any and all of their respective rights, remedies, claims and defenses. This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms. This Agreement shall in no event be construed as, or be deemed to be, evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.

Section 25. Fiduciary Duties.

(a) Notwithstanding anything to the contrary herein, (i) nothing in this Agreement shall require any Company Party or any directors or officers of any Company Party to take any action, or to refrain from taking any action, that would breach, or be inconsistent with, its or their fiduciary obligations under applicable law, and (ii) to the extent that such fiduciary obligations require any Company Party or any directors or officers of any Company Party to take any such action, or refrain from taking any such action, they may do so without incurring any liability to any Party under this Agreement; provided, however, that nothing in this Section 25 shall be deemed to amend, supplement or otherwise modify, or constitute a waiver of, any Supporting Party Termination Event that may arise as a result of any such action or omission.

(b) Notwithstanding anything to the contrary herein, nothing in this Agreement shall create any additional fiduciary obligations on the part of the Company or any directors or officers of the Company that did not exist prior to the execution of this Agreement.

Section 26. Representation by Counsel. Each Party acknowledges that it has been represented by counsel with respect to this Agreement and the Restructuring Transaction. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived. No Party shall be considered to be the drafter of this Agreement or any of its provisions for the purpose of any statute, decision or rule of interpretation or construction that would, or might cause, any provision to be construed against such Party.

Section 27. Relationship Among Parties. Notwithstanding anything herein to the contrary, the duties and obligations of the Supporting Parties under this Agreement shall be several, not joint. It is understood and agreed that no Supporting Party has any duty of trust or confidence of any kind or form with respect to any other Supporting Party or the Company, and, except as expressly provided in this Agreement, there are no commitments between or among them. In this regard, it is understood and agreed that any Supporting Party may trade in the Claims and Interests without the consent of the Company or any other Supporting Party, subject to applicable securities laws and the terms of this Agreement; provided, however, that no Supporting Party shall have any responsibility for any such trading to any other Person by virtue of this Agreement. No prior history, pattern or practice of sharing confidences between or among the Supporting Parties or the Company shall in any way affect or negate this Agreement. No Supporting Party shall, as a result of its entering into and performing its obligations under this Agreement, be deemed to be part of a “group” (as that term is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) with any of the other Supporting Parties.

Section 28. Trading Wall. Notwithstanding anything herein to the contrary, the Parties acknowledge that the support of any Supporting Party contained in this Agreement (and its rights and obligations hereunder) relates solely to such Supporting Party’s Claims and Interests set forth on such Supporting Party’s signature page or hereafter acquired by such Supporting Party and does not bind such Supporting Party’s Affiliates with respect to any other Claims or Interests, equity, other claims or other indebtedness of RCS or any of its subsidiaries and Affiliates. Notwithstanding anything else herein for purposes of this Agreement, (x) Claims and Interests of a Supporting Party that are held by such Supporting Party in a fiduciary or similar capacity and (y) Claims and Interests held by a Supporting Party in its capacity as a broker, dealer or market maker of loans under the First Lien Credit Agreement, the Second Lien Credit Agreement or with respect to any other claim against or security in RCS or any of its Affiliates (including any loans or claims held in inventory with respect to such broker, dealer, or market-making activities, provided that the positions with respect to such loans, claims or securities are separately identified on the internal books and records of such Supporting Party) shall not, in either case (x) or (y), be bound by or subject to this Agreement. For the avoidance of doubt, if the Supporting Party is specified on the relevant signature page as a particular group or business within an entity, “Restructuring Support Party” shall mean such group or business and shall not mean the entity or its Affiliates, or any other desk or business thereof, or any third party funds advised thereby.

Section 29. First Lien Agent and Second Lien Agent.

(a) Except to the extent required by the terms of the First Lien Documents or Second Lien Documents or by applicable law, the First Lien Agent or Second Lien Agent (as applicable) shall be permitted to exercise their duties and obligations under the First Lien Documents or Second Lien Documents (as applicable) in accordance with this Agreement.

(b) Each of the First Lien Agent and the Second Lien Agent shall grant or withhold any consent or approval under this Agreement in accordance with the directions of the First Lien Required Lenders under and in accordance with the First Lien Credit Agreement or the Second Lien Required Lenders under and in accordance with the Second Lien Credit Agreement, as the case may be, and each First Lien Lender or Second Lien Lender that is a Party hereto shall act reasonably in so instructing the First Lien Agent or the Second Lien Agent, respectively; provided that, subject to their obligations under this Agreement, the First Lien Agent and the Second Lien Agent may grant or withhold its consent or approval without such instructions to the extent that the same shall affect the rights or liabilities of the First Lien Agent or the Second Lien Agent, respectively.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

RCS CAPITAL CORPORATION

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Chief Restructuring Officer

Subsidiary Guarantors and Affiliates:

AMERICAN NATIONAL STOCK TRANSFER, LLC

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

BRAVES ACQUISITION, LLC

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

CETERA ADVISOR NETWORKS INSURANCE SERVICES LLC

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

CETERA ADVISORS INSURANCE SERVICES LLC

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

[Restructuring Support Agreement Signature Pages]

CETERA FINANCIAL GROUP INC.

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

CETERA FINANCIAL HOLDINGS, INC.

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

CETERA FINANCIAL SPECIALISTS SERVICES LLC

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

CETERA INSURANCE AGENCY LLC

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

CETERA INVESTMENT ADVISORS, LLC

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

CHARGERS ACQUISITION, LLC

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

DIRECTVEST, LLC

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

[Restructuring Support Agreement Signature Pages]

FAS HOLDINGS, INC.

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

FIRST ALLIED ADVISORY SERVICES, INC.

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

FIRST ALLIED HOLDINGS INC.

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

ICC INSURANCE AGENCY, INC.

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

INVESTORS CAPITAL HOLDINGS, LLC

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

J.P. TURNER & COMPANY CAPITAL MANAGEMENT, LLC

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

LEGEND ADVISORY CORPORATION

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

[Restructuring Support Agreement Signature Pages]

LEGEND GROUP HOLDINGS, LLC

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

RCS ADVISORY SERVICES, LLC

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

RCS CAPITAL HOLDINGS, LLC

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

REALTY CAPITAL SECURITIES, LLC

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

SBS FINANCIAL ADVISORS, INC.

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

SBS INSURANCE AGENCY OF FLORIDA, INC.

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

SBS OF CALIFORNIA INSURANCE AGENCY, INC.

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

[Restructuring Support Agreement Signature Pages]

SBSI INSURANCE AGENCY OF TEXAS, INC.

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

SUMMIT CAPITAL GROUP, INC.

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

SUMMIT FINANCIAL GROUP, INC.

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

SUMMIT FINANCIAL SERVICES GROUP, INC.

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

SUMMIT HOLDING GROUP, INC.

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

TOWER SQUARE INVESTMENT MANAGEMENT LLC

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

TRUPOLY, LLC

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

[Restructuring Support Agreement Signature Pages]

VSR GROUP, LLC

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

WE R CROWDFUNDING, LLC

By:	/s/ David Orlofsky
Name:	David Orlofsky
Title:	Authorized Signatory

[Restructuring Support Agreement Signature Pages]

SCHEDULE 1

NON-RCS DEBTORS

1.	Cetera Financial Holdings, Inc.

2.	Cetera Financial Group, Inc.

3.	Cetera Advisors Insurance Services LLC

4.	Cetera Insurance Agency LLC

5.	Cetera Financial Specialists Services LLC

6.	Cetera Advisor Networks Insurance Services LLC

7.	Investors Capital Holdings, LLC

8.	ICC Insurance Agency, Inc.

9.	Summit Financial Services Group, Inc.

10.	Summit Capital Group, Inc.

11.	SBS Insurance Agency of Florida, Inc.

12.	Summit Holdings Group, Inc.

13.	SBS of California Insurance Agency, Inc.

14.	SBS Financial Advisors, Inc.

15.	First Allied Holdings Inc.

16.	FAS Holdings, Inc.

17.	Legend Group Holdings, LLC

18.	VSR Group, LLC

19.	Chargers Acquisition, LLC

SCHEDULE 2

RCS DEBTORS

1.	RCS Capital Corporation

2.	RCS Capital Holdings, LLC

3.	American National Stock Transfer, LLC

4.	SK Research LLC

5.	Braves Acquisition, LLC

6.	RCS Advisory Services, LLC

7.	J.P. Turner & Company Capital Management, LLC

8.	SBSI Insurance Agency of Texas Inc.

9.	Realty Capital Securities, LLC

10.	We R Crowdfunding, LLC

11.	DirectVest, LLC

12.	Trupoly, LLC

EXHIBIT A

JOINDER AGREEMENT

[            ], 2016

The undersigned (“Transferee”) hereby acknowledges that it has reviewed and understands the Restructuring Support Agreement, dated as of January 29, 2016, a copy of which is attached hereto as Annex I (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among RCS Capital Corporation, a Delaware corporation (“RCS”), and each of the other subsidiary guarantors parties thereto (collectively, the “Company”) and the entities and persons named therein as “Supporting Parties”, and that it has been represented, or has had the opportunity to be represented, by counsel with respect to the Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

1. Agreement to be Bound. The Transferee hereby agrees to be bound by all of the terms of the Agreement. The Transferee shall hereafter be deemed to be a “Supporting Party” and a “Party” for all purposes under the Agreement and with respect to all Claims and Interests held by such Transferee.

2. Representations and Warranties. The Transferee hereby makes the representations and warranties of the Supporting Parties set forth in Section 9 of the Agreement to each other Party or only the Company (as applicable).

3. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Transferee has caused this Joinder Agreement to be executed as of the date first written above.

Name of Transferor:
Name of Transferee:

By:
Name:
Title:

Notice Address:

Attention:

with a copy to:

Attention:

[Claim or Equity Interest Acquired]